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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF DUANE MORRIS LLP]



                                 August 5, 2005

Diamond Offshore Drilling, Inc.
15415 Katy Freeway, Suite 100
Houston, Texas 77094

Ladies and Gentlemen:

         We have acted as counsel to Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-4 (the "Registration Statement") with respect to $250,000,000 aggregate principal amount of 4.875% Senior Notes due July 1, 2015 (the "Notes") of the Company to be issued under the Indenture, dated as of February 4, 1997, between the Company and JPMorgan Chase Bank, National Association (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as supplemented by the Fifth Supplemental Indenture, dated as of June 14, 2005, between the Company and the Trustee (as so supplemented, the "Indenture").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of Note set forth in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of public officials, officers and representatives of the Company. We have also assumed that the Notes will be executed and delivered substantially in the form examined by us.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We express no opinion regarding any federal or state securities laws or regulations.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          Duane Morris LLP